UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2015

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-357334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 East Swedesford Road, Suite 1050,

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Indenture

On April 7, 2015, Egalet Corporation (the “Company”), completed the offering (the “Offering”) of $60.0 million aggregate principal amount of its 5.50% convertible senior notes due 2020 (the “notes”). The Company offered and sold the notes to certain initial purchasers in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Act”). The notes were resold by the initial purchasers to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Act. The notes and any common stock issuable upon conversion of the notes have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act. The Company plans to use the net proceeds from the notes to fund the commercialization of its approved products, OXAYDO and SPRIX, to fund research and development operations related to its product candidates, Egalet-001 and Egalet-002, and for working capital and other general corporate purposes. The notes were issued pursuant to an Indenture (the “Indenture”), dated April 7, 2015, by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

Interest on the notes accrues at the rate of 5.50% per annum and is payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing on October 1, 2015.  The notes are general unsecured obligations of the Company and rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and senior in right of payment to all of its existing and future subordinated indebtedness. The notes mature on April 1, 2020, unless converted by holders or repurchased by the Company in accordance with their terms prior to such date. Prior to January 1, 2020, the notes are convertible only upon the occurrence of specified events or during certain periods; thereafter, until the second scheduled trading day prior to maturity, the notes will be convertible at the option of holders at any time.  Holders of the notes have the right to require the Company to repurchase all or some of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a fundamental change (as defined in the Indenture). In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture), the Company may, under certain circumstances, be required to increase the conversion rate for any notes converted in connection with such a make-whole fundamental change. The conversion rate for the notes is initially 67.2518 shares of the Company’s common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $14.87 per share of the Company’s common stock, and is subject to adjustment in certain circumstances pursuant to the Indenture. If any notes are converted prior to April 1, 2018, the Company will also be required to make an interest make-whole payment (as defined in the Indenture) with respect to such notes.  The Company does not have the right to redeem the notes prior to maturity.

If an event of default (as defined in the Indenture) occurs and is continuing (other than specified events of bankruptcy or insolvency with respect to the Company), the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare all the outstanding notes to be due and payable immediately. If an event of default relating to specified events of bankruptcy or insolvency with respect to the Company occurs, all the outstanding notes will immediately become due and payable without any declaration or other act on the part of the trustee or any holders of the notes.  Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 180 days after such event of default, consist exclusively of the right to receive additional interest on the notes.

With the exception of covenants restricting the Company’s ability to merge, consolidate or sell substantially all of the Company’s assets, the Indenture does not provide for restrictive covenants.

The description of the Indenture contained herein is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Hercules Amendment

On April 2, 2015, the Company entered into an amendment to its existing loan and security agreement (the “Loan Agreement”) with Hercules Technology Growth Capital, Inc. and the several banks and other financial institutions party thereto which, among other things, amended certain covenants in the Loan Agreement to permit the Company to complete the Offering.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT

The information set forth under Item 1.01 of this Current Report is incorporated by reference herein.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth under Item 1.01 of this Current Report is incorporated by reference herein.

ITEM 8.01	OTHER EVENTS

On April 7, 2015, the Company issued a press release announcing that the Company had closed the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

4.1          Indenture, dated as of April 7, 2015, between the Company and The Bank of New York Mellon, as trustee.

10.1                        Amendment No. 3, dated April 2, 2015, to the Loan and Security Agreement by and among Egalet Corporation, Egalet US, Inc., Hercules Technology Growth Capital, Inc. and the several other banks, financial institutions and entities from time to time party thereto.

99.1                        Press Release of the Company issued on April 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2015

Egalet Corporation

	By:	/s/ Stan Musial
	Name:	Stan Musial
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of April 7, 2015, between the Company and The Bank of New York Mellon, as trustee.

10.1

Amendment No. 3, dated April 2, 2015, to the Loan and Security Agreement by and among Egalet Corporation, Egalet US, Inc., Hercules Technology Growth Capital, Inc. and the several other banks, financial institutions and entities from time to time party thereto.

99.1	Press Release of the Company issued on April 7, 2015.